                                                                     EXHIBIT 4.1

                         REGISTRATION RIGHTS AGREEMENT


   THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement") is made and entered into as of April 30, 1996 by and among Sigma Designs, Inc., a California corporation ("Parent") and certain former shareholders of Active Design Corporation, a California corporation (the "Company"), listed on the signature pages hereto (the "Shareholders").

   A. Pursuant to the terms of the Agreement and Plan of Reorganization dated as of April 23, 1996 (the "Reorganization Agreement"), by and among Parent, the Company, and Sigma Acquisition Corp., a California corporation and wholly owned subsidiary of Parent ("Sub"), Sub is being merged with and into the Company (the "Merger"), with the Company being the surviving corporation.

   B. In connection with the Merger, the Shareholders received in the aggregate 1,123,760 shares (the "Shares") of common stock of Parent, without par value ("Parent Common Stock").

   C. The Reorganization Agreement provides for the execution and delivery of this Agreement at the closing of the transactions contemplated thereby which grants the Shareholders certain rights to have their Shares registered under the Securities Act of 1933, as amended.

   NOW, THEREFORE, in consideration of the representations, warranties, covenants and conditions herein and in the Reorganization Agreement, the parties hereto agree as follows:


                                   SECTION 1
                              REGISTRATION RIGHTS


    1.1 CERTAIN DEFINITIONS.  As used in this Agreement:
        -------------------

      (a) The term "beneficially owned" refers to the meaning of such terms as provided in Rule 13d-3 promulgated under the Exchange Act. References to ownership of Voting Stock hereunder mean beneficial ownership.

      (b) The term "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar federal statute and the rules and regulations of the SEC thereunder, all as the same shall be in effect from time to time.

      (c) The term "person" shall mean any person, individual, corporation, partnership, trust or other nongovernmental entity or any governmental agency, court, authority or other body (whether foreign, federal, state, local or otherwise).

      (d) The term "Holder" means the Shareholders and any transferee of Registrable Securities pursuant to Section 1.8 of this Agreement, provided that any such person shall cease to be a Holder at such time as the registration rights to which such person is entitled hereunder terminate pursuant to Section 1.9.

      (e) The terms "Option Shares" shall refer to those shares issued to those shares allocated to beneficiaries of the Active Design Stock Option plan to be assumed by Sigma Designs upon completion of the acquisition.

      (f) The terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

      (g) The term "Registrable Securities" means (i) the Shares and (ii) any shares of Parent's Common Stock (or Common Stock issued by Parent upon the exercise, conversion or exchange of any other securities) issued by Parent with respect to such Shares upon any stock split, stock dividend, recapitalization, or similar event.

      (h) The term "Securities Act" means the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time.

      (i) The term "SEC" means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

    1.2 REQUESTED S-3 REGISTRATION.
        --------------------------

      (a) If Parent shall receive a written request no sooner than July 23, 1996 from the Holders who in the aggregate hold not less than 70% of the outstanding Registrable Securities (the "Initiating Holders"), then Parent shall use its reasonable best efforts to cause a registration statement on Form S-3 under the Securities Act relating to the resale of such shares of Registrable Securities specified in such request to be declared effective within thirty (30) days, so as to permit the sale thereof in the public market. In connection therewith the Company shall use its best efforts to prepare and file within thirty (30) days the Form S-3 registration statement with the SEC to effect such registration. Upon receipt of the written request from the Initiating Holders, Parent will promptly give to the other Holders written notice thereof and include in such registration all Registrable Securities specified in a written request or requests made by such other Holders within five (5) days of Parent's notice. Each Holder request made pursuant to this Section 1.2(a) shall (i) specify the number of shares of Registrable Securi ties intended to be offered and sold by each participating Holder (provided, however, that each partici pating Holder shall not be required to sell any or all of such shares of Registrable Securities pursuant to the ensuing registration), and (ii) contain the undertaking of each participating Holder to provide all such information and materials and take all such action as may be required in order to permit Parent to comply with all applicable requirements of the SEC and to obtain any desired acceleration of the effective date of such registration statement.

      (b) The Registrable Securities being offered pursuant to the registration statement shall not be sold by means of an underwriting. It is intended that the participating Holders shall have thirty (30) days from the effective date of the registration statement to sell the Registrable Securities under the registration statement, subject to the application of Parent's insider trading policies set forth on Exhibit A hereto (the "Insider Trading Policy"), which policy shall apply to all insiders.

      (c) Within ten (10) days of the announcement to the public of Parent's results of operations for its fiscal quarter ending October 31, 1996, Parent shall use its reasonable best efforts to file a post-effective amendment to the S-3 Registration Statement. Parent shall use its reasonable best efforts to cause the post-effective amendment to be declared effective as soon as reasonably practicable after its filing. It is intended that the participating Holders shall have thirty (30) days from the effective date of the post-effective amendment to sell their Registrable Securities, subject to the application of Parent's Insider Trading Policy, which policy shall apply to all insiders. Notwithstanding the foregoing Parent shall not be required to file such post-effective amendment or have it declared effective, if the holders of over 80% of the Registrable Securities issued at the closing of the Merger agree in writing with Parent to waive their rights under this paragraph.

   Parent's obligations under this Section 1.2 shall be deferred in the event that Parent shall furnish to the participating Holders a certificate signed by the Chief Financial Officer of Parent stating that, in the good faith judgment of the Board of Directors, it would be detrimental to Parent or its stockholders for the registration statement to be filed or declared effective in the near future, provided that Parent's obligation to file such a registration statement may be deferred for a period not to exceed ninety (90) days from the receipt of the request to file such registration by the Initiating Holders.

      (d) In the event that (i) the Parent shall fail to provide a minimum of ten (10) trading days within the effective periods contemplated by Sections 1.2(a), (b) and (c), due to limitations imposed by Parent's Insider Trading Policy; and (ii) the Principal Shareholder is not able to sell all shares of Registrable Securities proposed by the Principal Shareholder to be sold during any of such periods as a result of such Holder following Parent's Insider Trading Policy, then Parent shall, at the Principal Share holder's request, cause to be filed with the SEC an additional registration statement on Form S-3 under the Securities Act relating to the resale of such shares of Registrable Securities at a time to be reasonably agreed to by the Parent and such Holder.

   1.3  S-8 REGISTRATION
        ----------------

      (a) Parent agrees to undertake reasonable best efforts to cause a registration statement on Form S-8 under the Securities Act relating to the resale of the vested Option Shares to be declared effective within ten (10) days after the Effective Time of the Merger, as defined in the Reorganization Agreement, so as to permit the sale thereof in the public market. In connection therewith the

Company shall use its best efforts to prepare and file within ten (10) days after the Effective Time, as defined in the Reorganization Agreement, the Form S-8 registration statement with the SEC to effect such registration.

      (b) The vested Option Shares being offered pursuant to the registration statement shall not be sold by means of an underwriting. It is intended that the holders of the vested Option Shares shall have thirty (30) days from the effective date of the registration statement to sell the securities under the registration statement, subject to the application of Parent's insider trading policies set forth on Exhibit A hereto (the "Insider Trading Policy"), which policy shall apply to all insiders.

      (c) Within ten (10) days of the announcement to the public of Parent's results of operations for its fiscal quarter ending October 31, 1996, Parent shall use its reasonable best efforts to file a post-effective amendment to the S-8 Registration Statement. Parent shall use its reasonable best efforts to cause the post-effective amendment to be declared effective as soon as reasonably practicable after its filing. It is intended that the holders of the vested Option Shares shall have thirty (30) days from the effective date of the post-effective amendment to sell the securities, subject to the application of Parent's Insider Trading Policy, which policy shall apply to all insiders.

   Parent's obligations under this Section 1.3 shall be deferred in the event that Parent shall furnish to the holders of vested Option Shares a certificate signed by the Chief Financial Officer of Parent stating that, in the good faith judgment of the Board of Directors, it would be detrimental to Parent or its stock holders for the registration statement to be filed or declared effective in the near future, provided that Parent's obligation to file such a registration statement may be deferred for a period not to exceed ninety (90) days.

      (d) In the event that (i) the Parent shall fail to provide a minimum of ten (10) trading days within the effective periods contemplated by Sections 1.3(a), (b) and (c), due to limitations imposed by Parent's Insider Trading Policy; and (ii) the Principal Shareholder is not able to sell all shares of Regis trable Securities proposed by the Principal Shareholder to be sold during any of such periods as a result of such holder following Parent's Insider Trading Policy, then Parent shall, at the Principal Shareholder's request, cause to be filed with the SEC an additional registration statement on Form S-8 under the Securities Act relating to the resale of such shares of Registrable Securities at a time to be reasonably agreed to by the Parent and such holder.

    1.4 COMPANY REGISTRATION.
        --------------------

      (a) If, at any time or from time to time, Parent shall determine to register any of its securities, other than (i) for a security holder or holders exercising their respective demand registration rights, (ii) a registration relating solely to employee benefit plans on Form S-1 or S-8 or similar forms which may be promulgated in the future, or (iii) a registration on Form S-4 or similar form which may be promulgated in the future relating to a SEC Rule 145 transaction, Parent will promptly give to the Holders written notice thereof and include in such registration (and any related qualification under Blue Sky laws or other compliance), and in any underwriting involved therein, all Registrable Securities specified in a written request or requests, made within ten (10) business days after receipt of such written notice from Parent by the Holders.

      (b) If the registration of which Parent gives notice is for a registered public offering involving an underwriting, Parent shall so advise the Holders as a part of the written notice given pursu ant to Section 1.3(a). In such event the right of each Holder to registration pursuant to this Section 1.3 shall be conditioned upon such Holder's agreeing to participate in such underwriting and in the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with Parent and any other holders distributing securities in the offering) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by Parent. Notwithstanding any other provision of this
Section 1.3, if the underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the underwriter may exclude the Registrable Securities or other securities requested to be registered. Parent shall so advise the Holders and the other holders distributing their securities through such underwriting, and the number of Registrable Securities and other securities that may be included in the registration and underwriting shall be allocated among all holders thereof in proportion, as nearly as practicable, to the respective amounts of securities entitled to inclusion in such registration held by such holders at the time of filing the registration statement. If the Holders or any other holder disapproves of the terms of any such underwriting, such holder may elect to withdraw therefrom by written notice to Parent and the underwriter. Any securities excluded or with drawn from such underwriting shall be withdrawn from such registration.

    1.5 OBLIGATIONS OF PARENT.  Except as provided in Section 1.2, whenever
        ---------------------
Parent is required by the provisions of this Agreement to use its best efforts to effect the registration of any Registrable Securities under the Securities Act, Parent shall:

        (i) Prepare and file with the SEC such amendments and supplements to the registration statement and the prospectus used in connection therewith as may be necessary to make and to keep such registration statement effective and current and to comply with the provi sions of the Securities Act with respect to the sale or other disposition of all securities proposed to be registered in such registration statement, including such amendments and supplements as may be reasonably necessary to reflect the intended method of disposition from time to time of the parti cipating Holders, until the earlier of (i) the sale of the shares of Registrable Securities so registered or (ii) the dates specified in
Section 1.2 for expiration of the effectiveness of the registration state ment, provided that the Parent shall only be obligated to take such actions to support sale trans actions within the "window" periods contemplated in Section 1.2(a),
(b) and (c) above.

        (ii) Furnish to the participating Holders or the underwriters such number of copies of any prospectus (including any preliminary prospectus and any amended or supplemented prospectus), in conformity with the requirements of the Securities Act, as the participating Holders may reasonably request in order to effect the offering and sale of the shares of Registrable Securi ties to be offered and sold, but only while Parent shall be required under the provisions hereof to cause the registration statement to remain current.

        (iii) Use its best efforts to register or qualify the shares of Registrable Securities covered by such registration statement under the securities or Blue Sky laws of such states as the participating Holders shall reasonably request, maintain any such registration or qualification current until the earlier of (i) the sale of the shares of Registrable Securities so registered or (ii) the dates specified in Section 1.2 for the expiration of the effectiveness of the registration statement; provided, however, that Parent shall not be required to take any action that would subject it to the general jurisdiction of the courts of any jurisdiction in which it is not so subject or to qualify as a foreign corporation in any jurisdiction where Parent is not so qualified.

        (iv) Take all such other action either necessary or desirable to permit the shares of Registrable Securities held by Holders (or their permitted assignees) to be registered and disposed of in accordance with the method of disposition described herein, including, if required by the broker effecting the sale of the Registrable Securities held by the Holders, delivery of an agreement containing representations, warranties and indemnities of the type that are customary in the distribution of like securities.

        (v) Notify each seller of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing, and at the request of any such seller, prepared and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the state ments therein not misleading or incomplete in the light of the circumstances then existing.

        (vi) Otherwise use its best efforts to comply with all applicable rules and regulations of the SEC.

    1.6  EXPENSES.
         --------

      (a) All expenses, other than discounts and commissions, incurred in connection with any registration pursuant to Section 1.2 and Section 1.3 shall be borne by Parent. The costs and expenses of any such registration shall include, without limitation, the fees and expenses of Parent's counsel and its accountants, and all other costs and expenses of Parent incident to the preparation, printing and filing under the Securities Act of the registration statement and all amendments and supplements thereto and the cost of furnishing copies of each preliminary prospectus, each final prospectus and each amendment or supplement thereto to underwriters, dealers and other purchasers of the securities so registered, the costs and expenses incurred in connection with the qualification of such securities so registered under the "blue sky" laws of various jurisdictions, the fees and expenses of Parent's transfer agent and all other costs and expenses of complying with the provisions of this Section 1 with respect to such registration (collectively, "Registration Expenses").

      (b) The participating Holders (and other holders including any securities in such registration) shall pay all expenses of any counsel for the participating Holders and all underwriting discounts and selling commissions with respect to the Registrable Securities sold by them pursuant to such registration statement.

    1.7  INDEMNIFICATION.
         ---------------

      (a) In the case of any offering registered pursuant to this Section 1, Parent hereby indemnifies and agrees to hold harmless each participating Holder, and each person, if any, who controls such participating Holder or any such underwriter within the meaning of Section 15 of the Securities Act against any losses, claims, damages or liabilities, joint or several, to which any such persons may be subject, under the Securities Act or otherwise, and to reimburse any of such persons for any legal or other expenses reasonably incurred by them in connection with investigating any claims or defending against any actions, insofar as such losses, claims, damages or liabilities arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement under which such shares of Registrable Securities were registered under the Securities Act pursuant to this Section 1, any prospectus contained therein, if used during the period appropriate for such prospectus, or any amendment or supplement thereto (if so used), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, except insofar as such losses, claims, damages or liabilities arise out of or are (i) based upon any such untrue statement or omission or alleged untrue statement or omission made in reliance upon information furnished to Parent in writing by such Holder or any underwriter for such Holder specifically for use therein, or (ii) made in any preliminary prospectus, and the prospectus contained in the registration statement as declared effective or in the form filed by Parent with the SEC pursuant to Rule 424 under the Securities Act shall have corrected such statement or omission and a copy of such prospectus shall not have been sent or otherwise delivered to such person at or prior to the confirmation of such sale to such person.

      (b) By requesting registration under this Section 1, each participating Holder agrees, if Registrable Securities held by such Holder are included in the securities as to which such registration is being effected, in the same manner and to the same extent as set forth in the preceding paragraph, to indemnify and to hold harmless Parent and its directors and officers and each person, if any, who controls Parent within the meaning of the Securities Act against any losses, claims, damages or liabilities, joint or several, to which any of such persons may be subject under the Securities Act or otherwise, and to reim burse any of such persons for any legal or other expenses incurred in connection with investigating or defending against any such losses, claims, damages or liabilities, but only to the extent it arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission of a material fact in any registration statement under which the shares of Registrable Securities were registered under the Securities Act pursuant to this Section 1, any prospectus contained therein, or any amendment or supplement thereto, which was based upon and made in conformity with information furnished to Parent in writing by such Holder expressly for use therein; provided, however that any such participating Holder's obligations pursuant to this Section 1.6(b) shall be limited in all cases to the amount of the net proceeds received by such participating holder from the sale of its Registrable Securities pursuant to such registration.

      (c) Each party entitled to indemnification under this Section 1.6 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, and the Indemnified Party may participate in such defense at its own expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 1 unless such failure resulted in a detriment to the Indemnifying Party. No Indemnifying Party, (i) in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, which consent shall not be unreasonably withheld, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation, or (ii) shall be liable for amounts paid in any settlement if such settle ment is effected without the consent of the Indemnifying Party, which consent shall not be unreasonably withheld.

      (d) If the indemnification provided for in this Section 1.6 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage, or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemni fied Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to infor mation, and opportunity to correct or prevent such statement or omission.

    1.8  INFORMATION BY HOLDER.  Each participating Holder or Holders of
         ---------------------
Registrable Securities included in any registration shall furnish to Parent such information regarding such Holder or Holders in the distribution proposed by such Holder or Holders as Parent may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Section 1.

    1.9  TRANSFER OF REGISTRATION RIGHTS.  Holders may assign any or all of
         -------------------------------
their registration rights under this Section 1 to a transferee who, after such transfer, holds at least 25% of the Registrable Securities outstanding on the date hereof, provided that Parent shall be entitled to written notice of any such transfer no later than ten (10) days after such transfer. No transferee, assignee or other person purporting to exercise rights under this Section 1 who is not a signatory to this Agreement shall be entitled to do so unless and until such person agrees in a writing delivered to Parent to be bound by the terms of this Agreement.

    1.10  TERMINATION OF REGISTRATION RIGHTS.  The registration rights granted
          ----------------------------------
pursuant to this Section 1 shall terminate as to any Holder at such time as the Parent has delivered to such Holder a legal opinion, in form and substance satisfactory to such Holder, and from counsel reasonably acceptable to such Holder stating that all Registrable Securities beneficially owned by such Holder can be sold within a given three-month period without compliance with the registration requirements of the Securities Act pursuant to Rule 144. Notwithstanding the foregoing, all registration rights granted in this Agreement shall terminate two (2) years from the date of this Agreement.


                                   SECTION 2

                                 MISCELLANEOUS

    2.1  NOTICES.  All notices and other communications hereunder shall be in
         -------
writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with acknowledgment of complete trans mission) to the parties at the addresses set forth on the signature page hereto (or at such other address for a party as shall be specified by like notice).

    2.2  INTERPRETATION.  The words "include," "includes" and "including" when
         --------------
used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

    2.3  COUNTERPARTS.  This Agreement may be executed in one or more
         ------------
counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counter parts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

    2.4  SUCCESSORS AND ASSIGNS.  This Agreement shall be binding upon and shall
         ----------------------
inure to the benefit of the parties hereto and their respective successors and assigns. This Agreement may not be assigned by a party without the prior written consent of the other party. This Agreement is not intended and shall not be construed to create any rights or remedies in any parties other than the Holders and Parent and no person shall assert any rights as third party beneficiary hereunder.

    2.5  ENTIRE AGREEMENT.  This Agreement contains the entire understanding and
         ----------------
agreement between the parties with regard to the subject matter hereof and thereof and supersedes all prior agree ments and understandings among the parties relating to the subject matter hereof.

   2.6  SEVERABILITY.  In the event that any provision of this Agreement or the
        ------------
application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

    2.7  OTHER REMEDIES.  Except as otherwise provided herein, any and all
         --------------
remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

    2.8  GOVERNING LAW.  This Agreement shall be governed by and construed in
         -------------
accordance with the laws of the State of California, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

    2.9  FURTHER ASSURANCES.  Each party agrees to cooperate fully with the
         ------------------
other parties and to execute such further instruments, documents and agreements and to give such further written assurances as may be reasonably requested by any other party to evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

   2.10  AMENDMENTS AND WAIVERS.  Any term of this Agreement may be amended and
         ----------------------
the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of Parent and the holders of a majority of the then outstanding Registrable Securities.

   IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first written above.

                                       SIGMA DESIGNS, INC.
                                       a California corporation


                                       By: ____________________________
                                           Name: ______________________
                                           Title: _____________________


                                       "SHAREHOLDERS"


                                       By: ___________________________
                                           Name



               [SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

                                   EXHIBIT A
                                   ---------

                             INSIDER TRADING POLICY

                                      -12-